Exhibit 8.3.21
                                 --------------

                                  Form of Lease

                                 [See Attached]


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STATE OF GEORGIA                    )                    LEASE AGREEMENT
                                    )                          AND
COUNTY OF DEKALB                    )                    RIGHT OF FIRST REFUSAL


         THIS LEASE AGREEMENT AND RIGHT OF FIRST REFUSAL (the "Lease") is made as of this 31st day of March, 1998, to be effective as of the 1st day of April, 1998, by and between MAINSTREET HEALTHCARE CORPORATION, a Delaware corporation (the "Landlord"), and UCI MEDICAL AFFILIATES OF GEORGIA, INC., a South Carolina corporation (the "Tenant").

         This Lease is executed and delivered in connection with that certain Acquisition Agreement and Plan of Reorganization by and among others Landlord; Tenant; and UCI Medical Affiliates, Inc. dated as of February 9, 1998 (the "Acquisition Agreement") related to the transfer of certain assets of MainStreet by Tenant. In connection with the Acquisition Agreement, Tenant desires to lease from Landlord the facility owned by Landlord located at 2362 Main Street, Tucker, Georgia 30084, upon the terms and conditions set forth herein.

         In consideration of these premises and the mutual promises below, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

         1. Leased Premises. Landlord hereby leases, demises, and lets, to Tenant, and Tenant hereby leases from Landlord, that certain premises and all improvements thereon located at 2362 Main Street, Tucker, Georgia 30084, all as more fully described on Schedule 1 attached hereto (collectively the "Premises"), upon the terms, covenants, and conditions hereinafter contained.

         2. Term. The term of this Lease shall be ten (10) years commencing on April 1, 1998, and terminating on March 31, 2008, unless earlier terminated as provided herein.

         3. Rent.

                  A. Subject to Section 22 below, commencing on April 1, 1998 and continuing though March 31, 2003, the Tenant shall pay to the Landlord an annual rental of Fifty-Seven Thousand Six Hundred and No/100 ($57,600.00) Dollars, in monthly installments of Four Thousand Eight Hundred and No/100 ($4,800.00) Dollars, on the first (1st) day of each month, payable in advance during the term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in Section 43 herein.

                  B. Subject to Section 22 below, commencing on April 1, 2003 and continuing though the end of the term of this Lease, the Tenant shall pay to the Landlord an annual rental of Sixty-One Thousand Two Hundred and No/100 ($61,200.00) Dollars, in

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monthly installments of Five Thousand One Hundred and No/100 ($5,100.00)
Dollars, on the first (1st) day of each month, payable in advance during the term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in Section 43 herein.

         4. Utilities. Tenant shall pay throughout the term of this Lease, all charges for air conditioning, heat, water, sewer, janitor, garbage collection, security, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the Premises through the term of this Lease. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease. Tenant shall make such payments directly to the intended recipient thereof. Upon receipt of the actual bill for such period, the party receiving such bill shall promptly forward same to the other party and Landlord and Tenant shall then make such adjustment and payment as shall be required to make such proration accurate.

         5. Real Estate Taxes. Landlord shall promptly pay all taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Premises by federal, state, or local government authority. Tenant shall be entitled, but shall have no obligation, to pay any taxes or assessments not promptly paid by Landlord as required above, in which case Tenant may elect that the amount of such payment be either (i) deducted by Tenant from the rent hereunder after notice of such payment is given by Tenant to Landlord, or (ii) reimbursed to Tenant by Landlord within ten (10) days after notice of such payment is given by Tenant to Landlord.

         6. Insurance on Building. Landlord shall at all times during the term of this Lease maintain and shall pay all premiums for the fire and hazard insurance on the building constituting a portion of the Premises for not less than the replacement cost thereof.

         7. Other Insurance Coverage. Tenant shall at all times maintain the following insurance coverage respecting the Premises and its business operations thereon: public liability insurance for personal injury and property damage; workers' compensation insurance required by South Carolina law; hazard insurance on all contents and property of Tenant at the Premises and all property of other persons temporarily stored at the Premises; and such other insurance coverages required by this Lease or as are customarily carried on businesses such as that to be conducted by Tenant at the Premises.

         8. Condition of Premises. Landlord shall, at its own expense, keep the Premises in good repair and shall make any and all necessary repairs and replacements to the Premises.

         9. Hazardous Substance Remediation. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises prior to the commencement of the term of this Lease or which existed at the

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commencement of the term of this Lease and worsened through no fault of Tenant thereafter. In addition, Tenant shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Lease. Landlord shall indemnify Tenant and hold Tenant and its officers and agents harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises as of the effective date of this Lease.

         10. Americans With Disabilities Act. Notwithstanding any term or provision to the contrary contained herein, the Landlord, at Landlord's sole cost and expense, shall ensure that the Premise and improvements thereon shall be in material compliance with the Americans With Disabilities Act, as the same is amended from time to time (the "Act"). Tenant shall not be required to make any alterations or additions to the Premises (both structural and non-structural) that may be necessary from time to time to keep or bring the Premises in compliance with the Act.

         11. Alterations. Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

         12. Entry by Landlord. Landlord shall have the right to enter the Premises at reasonable times, for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required hereto to be performed by Landlord, upon reasonable written notice to Tenant.

         13. Signs and Parking. Tenant shall have the exclusive right to use the parking area which is part of the Premises. Tenant, at its discretion, may erect such signs as it deems necessary or appropriate, so long as the same comply with applicable laws and zoning restrictions.

         14. Assignment and Subletting. Tenant shall have the right to make subleases of all or any portion of the Premises and any permitted sublessee may use the same for any lawful purpose permitted by this Lease, so long as Tenant shall agree in writing to remain liable hereunder as though no subleases had been made, unless Landlord acknowledges in writing that Tenant shall not remain liable hereunder. Subject to Tenant's right to approval any assignee which will not be unreasonably withheld, Landlord may assign this Lease and all rights hereunder provided Tenant's use and enjoyment of the Premises during the term of this Lease is not disturbed. Tenant shall be entitled to assign this Lease to any corporation controlled by or under common control with Tenant, or in connection with the acquisition of, or the sale of substantially all of, the assets of Tenant. Landlord shall have the right to approval any purchaser of the Premises, which approval shall not be unreasonably withheld.


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         15. Default of Tenant. The occurrence of any of the following events shall constitute a breach of this Lease:

                  A. The failure of Tenant to pay rent or to make any other payment of money as herein required when due for a period of ten (10) days after delivery by Landlord of a written notice to Tenant of any such failure.

                  B. The expiration of a period of sixty (60) days following (I) the adjudication of Tenant as a bankrupt by any court of competent jurisdiction,
(II) the entry of an order approving a petition filed by one other than Tenant, seeking reorganization of Tenant under the National Bankruptcy Act or any other applicable law of the United States or of any State, or (III) the appointment of a trustee or receiver of all or substantially all of the business or property of Tenant, or (IV) the levy of any attachments, execution or garnishment upon the interest of Tenant hereunder, or upon the leasehold estate hereby created, unless during such period such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment shall be vacated or unless within such period Tenant shall have taken proper action to vacate such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment, and in such event such occurrence shall not constitute a breach of this Lease until final adjudication of the matter.

                  C. The filing by Tenant of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors, the consenting by Tenant to the appointment of a receiver or trustee of all or any part of its property, the filing by Tenant of a petition or answer seeking reorganization under the National Bankruptcy Act or any other applicable law, or the filing by Tenant of a petition to take advantage of any insolvency act.

                  D. The failure of Tenant to correct any default hereunder, other than those specified in subdivisions (A), (B), and (C) of this Section 15 within thirty (30) days after delivery by Landlord to Tenant of a written notice of such default, or if the default is of such a nature that it cannot be corrected within thirty (30) days, then the failure of Tenant within such period to commence and thereafter proceed diligently to cure such default.

                  If any of the above-mentioned events of default shall occur, the Landlord at its option may re-enter and take possession of the Premises, and at its option terminate this Lease and accelerate all payments due or coming due hereunder.

         16. Default of Landlord. If at any time during the term hereof MainStreet or Landlord shall default in any of their respective obligations under this Lease and/or the Acquisition Agreement, Tenant may give written notice to Landlord of its intention to terminate the Lease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice, or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to

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cure such default are duly commenced within such period and are thereafter diligently pursued. Notwithstanding anything contained herein to the contrary, in the event Landlord breaches this Lease, the Acquisition Agreement, or any document or instrument ancillary thereto to which it is a party, such breach thereof (at the expiration of the applicable grace period set forth therein) shall constitute a breach by Landlord of this Lease.

         17. Holding Over. In case Tenant holds over after the end of any term herein provided, such tenancy shall be from month to month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, and the rent shall be at the monthly rate of the last year of the lease term.

         18. Damage or Destruction. The damage or destruction of the improvements now existing on the Premises in whole or in part by fire or other cause, or such material injury thereto shall at the option of Tenant, exercised by notice to Landlord, within thirty (30) days after the date of such damage, destruction or unavailability, produce and work a termination of this Lease. Upon damage or destruction of the Premises in whole or in part, by fire or any other cause, if Tenant shall not exercise its option to terminate this Lease within such thirty (30) days, Landlord shall at its expense promptly restore the Premises to the condition they were in immediately prior to such damage. Notwithstanding anything contained herein to the contrary, the rent shall abate during the period said Premises are untenantable.

         19. Condemnation. If any portion of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose so as to render the remaining portion of the Premises unsuited for Tenant's reasonable uses, even though the entire Premises be not so taken or condemned, then Tenant, at any time thereafter, shall have the right to terminate this Lease. Upon the termination of this Lease as herein provided, Tenant shall be entitled to a refund of all rents paid in advance from the date of termination to the date through which the rent shall have been paid. Tenant hereby waives any and all rights to participate in the proceeds of any award made in any condemnation proceedings for the taking of the Premises, or any portion thereof, except the right to participate in Tenant's equitable portion of any proceeds for the loss of Tenant's business at such location, if any.

         20. Quiet Enjoyment. Landlord agrees and warrants that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

         21. Removal of Trade Fixtures / Related Leases. Upon the termination of the Lease, all trade fixtures, furniture, equipment and other personal property which Tenant placed upon the Premises may be removed by Tenant, provided Tenant shall otherwise leave the Premises in reasonable condition.


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         22. Set Off. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right of set off and recoupment against amounts coming due hereunder in the event that Landlord breaches this Lease. In the event Tenant elects to exercise the right of set off and recoupment set forth herein, upon notice to Landlord the rental hereunder shall be deemed reduced by the amount of any set off or recoupment to which the Tenant is entitled. Landlord's right to lawfully contest such set off or recoupment in any action to collect rental hereunder shall not be impaired by Tenant's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

         23. Subject to Acquisition Agreement. This Lease is made, executed and delivered in connection with the Acquisition Agreement, and is subject to all the terms, provisions, and conditions thereof. To the extent of any conflict between the terms hereof and thereof, the terms of the Acquisition Agreement shall be controlling.

         24. Representations and Warranties of Landlord. Landlord hereby warrants, represents, and covenants as follows:

                  A. Authority. Landlord has taken all action necessary to approve and authorize the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Landlord, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Landlord of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which he is a party, or by which he is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

                  B. Title to Premises. Upon execution and delivery of this Lease, Landlord will have good, marketable and insurable title to the Premises, and will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Premises for which any such person or entity could claim a lien against the Premises.

                  C. Consents. No consent of any third party which has not been obtained is required in connection with Landlord's lease of the Premises hereunder, including but not limited to the consent of any financial institution.

                  D. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Landlord's knowledge threatened, that question the

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validity of this Lease or any transaction contemplated hereby or that relate to the Premises, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse affect upon Landlord's ability to enter into this Lease or perform its obligations hereunder or upon the use, enjoyment, or value of the Premises for Tenant.

                  E. Zoning. The Premises is currently zoned for commercial operations and is in compliance with applicable zoning laws and ordinances; and Landlord does not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

                  F. Environmental. The Premises is not now used and, to the best of Landlord's knowledge, has never been used for the underground storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Landlord's knowledge, is in substantial compliance with applicable environmental laws.

         25. Representations and Warranties of Tenant. Tenant hereby represents, warrants, and covenants as follows:

                  A. Organization and Good Standing. Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Tenant has taken all corporate action necessary to approve and authorize the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Tenant, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Tenant of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

                  B. Consents. No consent of any third party is required in connection with the lease of the Premises hereunder.


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                  C. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Tenant's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby.

         26. Rights of First Refusal. Landlord grants Tenant the right, at Tenant's option, to purchase the Premises at the same price and upon the same terms and conditions of any bona fide offer for the purchase thereof which Landlord shall at any time during the term of this Lease be ready and willing to accept. Landlord shall give Tenant written notice of all of the terms and conditions of any such bona fide offer and Tenant shall have thirty (30) days from and after the receipt of such notice in which to exercise its option to purchase the Premises by giving written notice to Landlord. Such exercise of said option to purchase the Premises shall create a binding agreement between Landlord and Tenant for the sale and purchase of the Premises upon the same terms and conditions contained in the bona fide offer. The right granted to Tenant in this Section 26 shall be continuing until the lawful termination of this Lease, and Tenant's failure to exercise such right with respect to any bona fide offer shall not affect its rights as to any subsequent offers received by Landlord or Landlord's heirs, successors, assigns, or legal representatives. In the event Tenant should fail to exercise its right of first refusal option in any instance, Landlord shall then be free to sell the Premises in accordance with the offer of the prospective purchaser (or to any other purchasers upon substantially the same terms) and to convey the Premises to such purchaser, subject to the terms and conditions of this Lease; provided, however, that such sale must be consummated within ninety (90) days after receipt by Tenant of written notice of the terms and conditions of the offer. Tenant's rights under this Section may be assigned to any person or entity controlling, controlled by, or under common control with, Tenant. Tenant's failure to exercise its rights under this Section shall not terminate this Lease nor extinguish Tenant's rights or obligations under this Lease. Notwithstanding the foregoing, the Tenant shall not have a right of first refusal in connection with the transfer of title to the Premises from Landlord to A. Wayne Johnson.

         27. Binding Effect. This Lease shall inure to the benefit of the heirs, successors, representatives, and permitted assigns of the parties hereto, and shall bind the heirs, successors, representatives, and assigns of the parties hereto.

         28. References to Gender and Number Terms. Whenever the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

         29. Days Defined. Any reference in this Lease to a number of days shall mean calendar days unless otherwise expressly provided.

         30. Attorney's Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the

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Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

         31. Headings. The headings of the paragraphs of this Lease are for convenience or reference only and are not a part of this Lease.

         32. Modifications. This Lease can only be modified by a written agreement duly signed by authorized representatives of each party hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Lease; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         33. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Lease.

         34. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this paragraph.

         35. Third Parties. The provisions of this Lease are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Lease.

         36. Time of Essence. The parties acknowledge and agree that time is of the essence in the performance of this Lease.

         37. Severability. If any provision or provisions of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         38. Governing Law. The construction and interpretation of this Lease shall at all times and in all respects be governed by the laws of the State of South Carolina.

         39. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Lease may be instituted in a state or federal court in the County of Richland, State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such

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courts in any such litigation, action or proceeding. For all purposes of this
Lease, the parties hereto irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon such party may be effected pursuant to the United States mail.

         40. No Inference Against Author. No provision of this Lease shall be interpreted against any party because such party or its legal representative drafted such provision.

         41. Entire Lease. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

         42. Recordation. This Lease or a memorandum hereof may be recorded by either party. The parties agree to execute for recording purposes any such memorandum.

         43. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, certified or registered, return receipt requested, and addressed as follows:

                  Landlord:         MainStreet Healthcare Corporation
                                    2370 Main Street
                                    Tucker, GA 30084

                  Tenant:           UCI Medical Affiliates of Georgia, Inc.
                                    1901 Main Street, Suite 1200
                                    Columbia, SC 29201
                                    Attn.:  Jerry F. Wells, Jr.

The parties hereto may change their respective addresses by notice in writing given to the other party to this Lease.

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         IN WITNESS WHEREOF, the parties hereto have executed this Lease this
31st day of March, 1998, to be effective as of April 1, 1998.

IN THE PRESENCE OF:                 LANDLORD:

                                    MAINSTREET HEALTHCARE
                                    CORPORATION


_________________________           By:_________________________________
(Witness as to Landlord)                Its:____________________________



_________________________
(Witness as to Landlord)


                                    TENANT:

                                    UCI MEDICAL AFFILIATES OF GEORGIA,
                                    INC.



_________________________           By:_________________________________
(Witness as to Tenant)                  Jerry F. Wells, Jr.
                                        Its: Chief Financial Officer


_________________________
(Witness as to Tenant)


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STATE OF SOUTH CAROLINA             )
                                    )                        PROBATE
COUNTY OF RICHLAND                  )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named MainStreet Healthcare Corporation by its sign, seal, and as his act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                          ______________________________
                                                    WITNESS
SWORN TO before me this
31st day of March, 1998.


___________________________________________(L.S.)
Notary Public for South Carolina
My Commission Expires:_____________________


STATE OF SOUTH CAROLINA             )
                                    )                        PROBATE
COUNTY OF RICHLAND                  )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates of Georgia, Inc., by Jerry
F. Wells, Jr., its Chief Financial Officer, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.



                                          ______________________________
                                                    WITNESS
SWORN TO before me this
31st day of March, 1998.


___________________________________________(L.S.)
Notary Public for South Carolina
My Commission Expires:_____________________

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                                   SCHEDULE 1

                        LEGAL DESCRIPTION OF THE PREMISES


         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 213 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

         BEGINNING at an iron pin on the southwesterly side of Main Street (Third Street), (based on an 80-foot right-of-way), 50 feet northwesterly as measured along the southwesterly side of Main Street from the intersection form by the southwesterly side of Main Street and the northwesterly side of First Avenue; thence southwesterly 213.4 feet to an iron pin on the northeasterly side of a 20-foot alley; thence northwesterly along the northeasterly side of said alley 85 feet to an iron pin; thence northeasterly 214.7 feet, more or less, to an iron pin on the southwesterly side of Main Street; thence southeasterly along the southwesterly side of Main Street 86.5 feet to the iron pin and the TRUE POINT OF BEGINNING. Being improved properly known as 2362 Main Street, Tucker, according to the present system of numbering houses in DeKalb County, Georgia.


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